UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2020

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ADM	New York Stock Exchange
1.000% Notes due 2025		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Pricing of Block Trade and Concurrent Offering

On August 19, 2020, Archer-Daniels-Midland Company (“ADM”) issued a press release announcing that that its wholly-owned subsidiaries ADM Ag Holding Limited (“ADM Ag”) and Archer Daniels Midland Asia-Pacific Limited (“ADM APac”, and together, the “Sellers”) have entered into a secondary block trade agreement with a syndicate of managers (the “Block Trade Agreement”) pursuant to which the Sellers have sold 170.5 million ordinary shares of Wilmar International Limited (the “Wilmar Shares”, and such sale, the “Block Trade”) at a price of SGD4.40 per Wilmar Share (US$3.23 per Wilmar Share based on an exchange rate of SGD1.3636 per US$1.00 derived from Bloomberg page BFIX at 5:00 p.m. (Singapore time) on August 19, 2020). The Wilmar Shares sold pursuant to the Block Trade Agreement are being offered and sold in offshore transactions in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”) and inside the United States, to qualified institutional buyers (as defined in Rule 144A under the Securities Act) in private transactions exempt from the registration requirements of the Securities Act. ADM expects settlement of the Block Trade to occur on August 24, 2020, subject to customary closing conditions.

ADM also announced today that ADM Ag has priced its previously announced offering (the “Offering”) of US$300,000,000 aggregate principal amount of Zero Coupon Exchangeable Bonds due 2023 (the “Bonds”). The Bonds will be issued at 104.0 per cent of their principal amount, will not bear any interest, and will mature on August 26, 2023. The Bonds are being offered outside of the United States to non-U.S. persons in reliance on Regulation S. Subject to and upon compliance with the terms and conditions of the Bonds and any conditions, procedures and certifications prescribed thereunder, the Bonds will be exchangeable for Wilmar Shares. On the exercise of their exchange rights, holders of the Bonds will be entitled to receive 50,597.0453 Wilmar Shares for each US$200,000 principal amount of the Bonds, such number being subject to further adjustments in accordance with its terms. ADM expects settlement of the Offering to occur on August 26, 2020, subject to customary closing conditions.

ADM expects that it will retain at least 20 percent of the equity interest in Wilmar after giving effect to the Offering, including any subsequent exchange of Bonds, and the Block Trade. The completion of the Block Trade is not conditioned upon the closing of the Offering.

This Current Report on Form 8–K shall not constitute an offer to sell, or a solicitation of an offer to buy, securities in the United States or any jurisdiction in which such an offer, solicitation or sale would be unlawful.

A copy of ADM’s press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated August 19, 2020, relating to the Pricing of the Block Trade and concurrent Offering

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: August 19, 2020	By	/s/ D. Cameron Findlay
	Name:	D. Cameron Findlay
	Title:	Senior Vice President, General Counsel and Secretary